UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
 _____________________________________________
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2018
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Andeavor
(Exact name of registrant as specified in its charter)
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Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(210) 626-6000
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On September 28, 2018, Andeavor announced the preliminary results of the cash/stock election that was available to Andeavor stockholders of record in connection with the Marathon Petroleum Corporation ("MPC") acquisition of Andeavor (the “Merger”). The notice of guaranteed delivery period applicable to such election expired on October 1, 2018, and in connection therewith we announce the following final results of the cash/stock election:

•
Because the stock consideration option was oversubscribed, stockholders of record of Andeavor who validly elected to receive the stock consideration of 1.87 shares of MPC common stock per share of Andeavor common stock (the “Stock Consideration”) and stockholders of record of Andeavor who failed to make a valid election prior to the 5:00 p.m. Eastern Daylight Time deadline on September 27, 2018 (the “Election Deadline”) are each receiving, subject to rounding, the Stock Consideration for approximately 87% of their shares of Andeavor common stock, with cash in lieu of any fractional share of Andeavor common stock, and $152.27 in cash (the “Cash Consideration”) with respect to the remaining shares of Andeavor common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares of Andeavor common stock as more particularly set forth in the Agreement and Plan of Merger (the “Merger Agreement”)); and

•
Stockholders of record of Andeavor who validly elected to receive the Cash Consideration prior to the Election Deadline, are receiving $152.27 for each share of Andeavor common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares as more particularly set forth in the Merger Agreement).

Based on the final prorationing described above, the Andeavor stockholders are receiving in the aggregate approximately 239.8 million shares of MPC common stock (which excludes shares to be issued in the future under certain Andeavor equity awards that were converted into MPC equity awards as a result of the Merger) and approximately $3.485 billion in cash.

The issuance of shares of MPC common stock in connection with the Merger was registered under the Securities Act of 1933 pursuant to MPC’s registration statement on Form S-4 (Registration No. 333-225244) declared effective by the Securities and Exchange Commission on August 3, 2018. The joint proxy statement/prospectus (the “Joint Proxy Statement / Prospectus”) included in the registration statement contains additional information about the Merger, and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by Andeavor and MPC.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, including Amendment No. 1, which was filed as Annex A to the Joint Proxy Statement/Prospectus, and Amendment No. 2, which was filed as Exhibit 2.1 to Andeavor’s Current Report on Form 8-K filed on September 18, 2018. The Merger Agreement is hereby incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDEAVOR LLC
(successor in interest to Andeavor)

Date: October 5, 2018	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President and Secretary

*
Effective as of October 1, 2018, pursuant to an Agreement and Plan of Merger dated as of April 29, 2018 and amended on July 3, 2018 and September 18, 2018 by and among Andeavor, Marathon Petroleum Corporation (“MPC”), Mahi Inc. and Andeavor LLC (f/k/a Mahi LLC), following the merger of Mahi Inc. with and into Andeavor, Andeavor subsequently merged with and into Andeavor LLC, with Andeavor LLC surviving the merger as a wholly owned subsidiary of MPC.